Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-231703 on Form S-1 of our report dated March 27, 2019 (June 4, 2019 as to effects of the reverse stock split described in the second paragraph in Note 2) relating to the consolidated financial statements of Personalis, Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 7, 2019